AMENDED BYLAWS

                              LOG ON AMERICA, INC.


                                    ARTICLE I

                                     OFFICES

      Section 1. The registered office shall be located in the City of Wilmington, State of Delaware.

      Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. All meetings of the stockholders shall be held at such place within or without the State as may be from time to time fixed or determined by the Board of Directors.

      Section 2. An annual meeting of the stockholders shall be held on a date and at a time and place to be determined by the Board of Directors, when they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

      Section 3. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Board of Directors pursuant to a resolution adopted by a majority of total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Such resolution shall state the purpose or purposes of the proposed meeting. Upon delivery to the secretary of the Corporation of said resolution, it shall be the duty of the secretary to call a special meeting of the stockholders to be held at such time, not more than sixty days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call. At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         Section 4. Written notice of every meeting of the stockholders, specifying the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting in called, shall be served upon or mailed, postage prepaid, not less than ten nor more than sixty days before the date of the meeting unless a different period of notice is required by statute, to each stockholder entitled to vote thereat.

      Section 5. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 5. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of the stockholders. A stockholder's notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder who proposes such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 5. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5 and, if he should so determine, shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.
Notwithstanding the foregoing provisions, a stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this
Section 5.

      Section 6. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation, or by these Bylaws. The stockholders present in person or by proxy at a duly convened meeting may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

      Section 7. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 8. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share having voting power hold by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period; and, except where the Board of Directors has fixed, in advance, a record date, which shall


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not be more than sixty,  nor less than ten days before the date of such meeting, the record date for determining stockholders entitled to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which the meeting is hold.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. The number of directors which shall constitute the Board of Directors shall not be less than one (1) nor more than eight (8) directors, which Board of Directors shall be elected by the stockholders at their annual meeting. The Board of Directors may, by a vote of not less than a majority of the authorized number of directors, increase or decrease the number of directors from time to time without a vote of the stockholders provided, however, that any such decrease shall not eliminate any director then in office.

      Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining number of the Board of Directors, though less than a quorum. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be hold to fill any such vacancies or newly created directorships, or to replace the directors chosen by directors then in office as aforesaid, which election shall be governed by the provisions of this Article III, as far as applicable.

      Section 3. Only persons who are nominated in accordance with the procedures and qualifications set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of the stockholders. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Rule 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all


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biographical,  financial and other information, and all certifications,  reports and submissions required by any regulatory agency with supervisory authority over the Corporation or any of its subsidiaries, or any successor to such a regulatory agency, with respect to the designation of a new director of a company regulated by such a regulatory agency; and (iii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 3. The officer of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he should so determine, shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions, a stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 3.

      Section 4. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised and, done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 6. The first meeting of each newly elected Board of Directors shall be held at the same place as, and immediately following, the annual meeting of the stockholders unless the stockholders shall otherwise fix the time and place of such meeting at the annual meeting of stockholders at which such directors were elected, in which case such meeting shall be hold at the time and place so fixed. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute such meeting, provided a majority of the whole Board of Directors shall be present. In the event such meeting is not hold at such time and place as provided for above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

      Section 7. Regular meetings of the Board of Directors may be hold without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the Board of Directors at a duly governed meeting, or by unanimous written consent.


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

      Section 8. Special meetings of the Board of Directors may be called by the president on five (5) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

      Section 9. At all meetings of the Board of Directors, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or the Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present.

      Section 10. If all the directors shall severally or collectively consent in writing to any action to be taken by the Corporation, and if the writing or writings are filed with the minutes of the proceedings of the Board of Directors, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

      Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. The committee or committees designated shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

      Section 12. Directors shall not receive any stated salary for their services but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or at meetings of the executive committee; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


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

                              REMOVAL OF DIRECTORS

      Section 13. The entire Board of Directors or any individual director may be removed from office at any time, but only for cause and only by an affirmative vote of the holders of at least 80% of the then outstanding shares of capital stock entitled to vote generally in the election of directors.

                                   ARTICLE IV

                                     NOTICES

      Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

      Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

      Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the Board of Directors, a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any of the aforesaid offices may be held by the same person. Except for the office of president, secretary and treasurer, the Board of Directors, in its discretion, may leave vacant for such period of time as it may doom appropriate any office provided for in these Bylaws.

      Section 2. The Board of Directors, at their first meeting, shall elect a president, who may but need not be a director, and, the Board of Directors shall also annually choose a vice president, a secretary and a treasurer who need not be members of the Board of Directors.

      Section 3. The Board of Directors may appoint such other officers and, agents as it shall doom necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.


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

      Section 5. The officers of the Corporation shall hold of f ice until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                              CHAIRMAN OF THE BOARD

      Section 6. The chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  THE PRESIDENT

      Section 7. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

      Section 8. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                               THE VICE PRESIDENTS

      Section 9. The vice president or, if there shall be more than one, the vice presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have much other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

      Section 10. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and,


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when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

      Section 11. The assistant secretary or, if there shall be more than one, the assistant secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

      Section 12. The treasurer shall have custody of the corporate funds and securities, shall keep full and accurate. accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

      Section  13.  He shall  disburse  the funds of the  Corporation  as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors at its regular meetings or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

      Section 14. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 15. The assistant treasurer or, if there shall be more than one, the assistant treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES OF SHARES

      Section 1. The certificates of shares of the Corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the


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par value of each share or a statement that such shares are without par value as the case may be.

      Section 2. Every share certificate shall be signed by the president and the secretary and shall be sealed with the corporate seal which may be facsimile, engraved or printed.

      Section 3. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate, shall have ceased to be such officer because of death, resignation or otherwise before, the certificate is issued, it may be issued, by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                                LOST CERTIFICATES

      Section  4. The  Board of  Directors  shall  direct a new  certificate  or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

                               TRANSFER OF SHARES

      Section 8. Upon the surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

      Section 6. The Board of Directors may fix a time, not more than sixty nor less than ten days, prior to the date of any meeting of stockholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such


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meeting or to receive  payment of such dividend or to receive such  allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ton days before the closing thereof to each stockholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice.

                             REGISTERED STOCKHOLDERS

         Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

                                   ARTICLE VII

                          INDEMNIFICATION AND INSURANCE
            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

      Section 1. The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any person who was or is a party or in threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
         Section 2. The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any


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

threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the came, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall doom proper.

      Section 3. Indemnification under Sections 1 and 2 of this Article shall be made by the Corporation when ordered by a court or upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct at forth in those sections. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

      Section 4. Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in Sections 1 and 2 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under those Sections, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

      Section 5. The indemnification provided in this Article shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a parson.

      Section 6. Nothing herein contained shall be construed as limiting the power or obligation of the Corporation to indemnify any person in accordance with the Delaware General Corporation Law, as amended from time to time, or in accordance with any similar law adopted in lieu thereof. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


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

      Section 7. The Corporation shall also indemnify any person against expenses, including attorneys' fees, actually and reasonably incurred by him in enforcing any right to indemnification under this Article, under the Delaware General Corporation Law, as amended from time to time, or under any similar law adopted in lieu thereof.

      Section 8. Any person who shall serve as a director, officer, employee or agent of the Corporation or who shall serve, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to do so with knowledge of and in reliance upon the rights of indemnification provided in this Article, in the Delaware General Corporation Law, as amended from time to time, and in any similar law adopted in lieu thereof.

                                    INSURANCE

      Section 9. The Corporation shall have power but not the obligation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                                  ARTICLE VIII

                               GENERAL PROVISIONS
                                EMERGENCY BYLAWS

      Section 1. The Board of Directors of the Corporation may adopt emergency Bylaws, subject to repeal or change by action of the stockholders, which shall be operative during any emergency resulting from warlike damage or attack on the United States or any nuclear or atomic disaster. The emergency Bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

                              INTERESTED DIRECTORS

      Section 2. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are also directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:


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

                  (a) The material facts as to his interest and as to the contract or transaction are disclosed or known to the Board of Directors and the Board of Directors in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

                  (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or

                  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

         Section 3. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorized a contract or transaction in the preceding section.

                                    DIVIDENDS

      Section 4. Dividends upon the shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the Certificate of Incorporation.

      Section 5. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

      Section 6. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


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

                                   FISCAL YEAR

      Section 7. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

      Section 8. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

      Section 1. These Bylaws may be altered, amended or repealed by a resolution of a majority of the Board of Directors.


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